SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): December 16, 2001

                             EQUIVEST FINANCE, INC.

             (Exact name of registrant as specified in its charter)

        DELAWARE                    333-29015                   59-2346270
     (State or other               (Commission            (I.R.S. Employer
       jurisdiction                File Number)           Identification No.)
     of incorporation)

                100 NORTHFIELD STREET
               GREENWICH, CONNECTICUT                         06830
         (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (203) 618-0065


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                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.    OTHER EVENTS


         On December 16, 2001, the registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the registrant ("Equivest"), Cendant Corporation, a Delaware corporation ("Cendant") and Cardigan Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Cendant ("Purchaser"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Purchaser will be merged with and into Equivest, with Equivest being the surviving corporation of such merger (the "Merger"), and, as a result of the Merger, Equivest will become a wholly-owned subsidiary of Cendant. At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of common stock, par value $0.01, of Equivest (the "Common Stock") will be converted into the right to receive $3.00 in cash, without interest, and each issued and outstanding share of Series 2 Class A Cumulative Redeemable Preferred Stock, par value $3.00, of Equivest (the "Series 2 Preferred Stock") will be converted into the right to receive an aggregate amount in cash equal to $1,000 per share of Series 2 Preferred Stock plus accrued and unpaid dividends through the Effective Time.

         Equivest's three largest stockholders, the consolidated bankruptcy estate of The Bennett Funding Group, Inc., R. Perry Harris and C. Wayne Kinser (the "Stockholders"), entered into three stock purchase agreements (the "Stock Purchase Agreements") with Purchaser pursuant to which, among other things, they have agreed to sell the Common Stock and/or the Series 2 Preferred Stock held by each such Stockholder upon payment by Parent of the applicable purchase price pursuant to the Stock Purchase Agreements, upon the terms and subject to the conditions set forth therein. As of December 16, 2001, such stockholders held over 90% of the issued and outstanding shares of Common Stock and all of the issued and outstanding shares of Series 2 Preferred Stock.

         The transaction is expected to close in the first quarter of 2002 and is subject to customary closing conditions and the approval by the United States Bankruptcy Court for the Northern District of New York of the sale of the shares held by the consolidated bankruptcy estate of The Bennett Funding Group, Inc.

         A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and the terms thereof are incorporated by reference herein. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a.    Financial Statements of Businesses Acquired

             not applicable

b.    Pro Forma Financial Information

             not applicable

c.    Exhibits

Exhibit 2.1 Agreement and Plan of Merger by and among Cendant Corporation, Cardigan Acquisition Corporation and Equivest Finance, Inc dated December 16, 2001


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EQUIVEST FINANCE, INC.


Date: December 19, 2001                 By:    /S/GERALD L. KLABEN, JR.
                                             ----------------------------------
                                        Name:  GERALD L. KLABEN, JR.
                                        Title: SENIOR VICE PRESIDENT & CFO